UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

February 27, 2026

Date of Report

(Date of earliest event reported)

AMAZON.COM, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-22513	91-1646860

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

410 Terry Avenue North, Seattle, Washington 98109-5210

(Address of principal executive offices, including Zip Code)

(206) 266-1000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value $.01 per share	AMZN	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.	☐

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On February 27, 2026, Amazon.com NV Investment Holdings LLC (“Amazon Sub”), a wholly-owned subsidiary of Amazon.com, Inc. (the “Company”), entered into an equity commitment letter agreement (the “Letter Agreement”) with OpenAI Group PBC (“OpenAI”), pursuant to which Amazon Sub agreed to purchase shares of OpenAI’s Series C Preferred Stock (the “Commitment Shares”) with an aggregate purchase price of $35.0 billion (the “Commitment Amount”). In connection therewith, the Company guaranteed the obligations of Amazon Sub. Amazon Sub may, in its sole discretion, elect to purchase all or any portion of the Commitment Shares at any time and from time to time pursuant to the Letter Agreement, provided that to the extent that it has not done so previously, Amazon Sub is obligated to purchase all remaining Commitment Shares upon the earlier to occur of (i) OpenAI meeting specified milestones, and (ii) OpenAI directly or indirectly consummating an initial public offering or direct listing of equity securities in the United States (a “Public Listing Transaction”), in each case subject to certain terms and conditions. If certain conditions are not satisfied until after a Public Listing Transaction occurs, then Amazon Sub’s purchase commitment will relate to the class of OpenAI’s common stock that is publicly traded at the same effective price per share as the Series C Preferred Stock price. The parties’ obligations under the Letter Agreement will terminate if Amazon Sub has not invested the Commitment Amount by December 31, 2028, which date may accelerate under certain circumstances. The investment provided for under the Letter Agreement is separate from and in addition to Amazon Sub’s agreement to invest $15.0 billion in OpenAI’s Series C Preferred Stock in connection with OpenAI’s current funding round, which Amazon Sub is obligated to purchase on March 31, 2026, subject to certain closing conditions.

The foregoing description of the Letter Agreement is qualified in its entirety by the terms of the Letter Agreement, which is filed hereto as Exhibit 10.1.

ITEM 7.01. REGULATION FD DISCLOSURE.

On February 27, 2026, the Company issued a press release relating to the agreements discussed in Items 1.01 and 8.01 of this Form 8-K. A copy of such press release is furnished herewith as Exhibit 99.1.

ITEM 8.01. OTHER EVENTS.

In connection with the matters discussed in Item 1.01, affiliates of each of the Company and OpenAI entered into (i) a commercial arrangement primarily for the provision of Amazon Web Services (“AWS”) cloud services to OpenAI, and (ii) a joint collaboration agreement pursuant to which certain services using OpenAI models will be made available to the Company and on AWS.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits.

Exhibit Number	Description

10.1	Equity Commitment Letter Agreement dated as of February 27, 2026, by and between OpenAI Group PBC and Amazon.com NV Investment Holdings LLC, and solely as guarantor, Amazon.com, Inc.*

99.1	Press Release dated February 27, 2026.

104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL (included as Exhibit 101).

*	Certain confidential portions of this exhibit (indicated therein by asterisks) have been omitted pursuant to Securities and Exchange Commission rules.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMAZON.COM, INC. (REGISTRANT)

	By:	/s/ Susan K. Jong
Susan K. Jong
Vice President and Secretary
Dated: February 27, 2026

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